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                                                                    EXHIBIT 10.9

                         Radian Group Inc. Pension Plan
                 Amended and Restated Effective January 1, 1997

                                 Amendment No. 1

     WHEREAS, the Radian Group Inc. (the "Company") maintains the Radian Group Inc. Pension Plan (the "Plan") amended and restated in its entirety effective January 1, 1997 for the benefit of its eligible employees and the eligible employees of the Participating Employers; and

     WHEREAS, the Company, pursuant to the provisions of Section 15.1 of the Plan, has the ability to amend the Plan by action of its Board of Directors; and

     WHEREAS, the Board of Directors previously directed, by Resolution taken on August 6, 2002, that the Plan be amended to include such mandatory changes which are required under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") as good faith compliance with the requirements of EGTRRA that are effective for Plan Years beginning after December 31, 2001 and to make certain other changes to the Plan; and

     WHEREAS, the Company finds that it has become necessary and desirable to revise the Plan to reflect the changes to the terms of the Plan approved by the Board of Directors on August 6, 2002, and to reflect certain provisions required under IRS Rev. Rul. 2001-62, Rev. Rul. 2002-27 and Rev. Proc. 2002-29.

     NOW THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 2002, unless otherwise indicated:

1. Effective with respect to distributions with Annuity Starting Dates on or after December 31, 2002, the second paragraph of Section 1.2 is amended by the addition of the following sentence to the end thereof to read as follows:

          Notwithstanding any other Plan provisions to the contrary, the Applicable Mortality Table for the purposes of this paragraph shall be the Table prescribed in Rev. Rul. 2001-62.

2. Effective January 1, 1998, a paragraph is added to the end of Section 1.4 to the Plan to read as follows:

          (e) For purposes of any definition of Annual Salary under this Plan that includes a reference to amounts under Code Section 125, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information

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          regarding the Participant's other health coverage as part of the enrollment process for the health plan.

3. The third paragraph of Section 1.4 is amended by the addition of the following sentence to the end thereof to read as follows:

          For each calendar year beginning after December 31, 2001, and for all purposes under the Plan, a Participant's Annual Salary shall not exceed $200,000, adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

4. Effective January 1, 2002, the first sentence of Section 4.2 is amended to read as follows:

          The Early Retirement Date of a Participant shall be the first day of the month coincident with or nest following the first date on which he has both attained age 55 and completed 10 Years of Service.

5.   Effective January 1, 2003, Section 5.1 is amended to read as follows:

          5.1 Normal Retirement Benefit. Subject to the provisions of Section
          5.6 of the Plan, the Accrued Benefit of a Participant who is eligible for Normal Retirement benefits shall have an annual benefit, payable monthly, which is the Actuarial Equivalent of a Single Life Annuity commencing at his Normal Retirement Date equal to one-twelfth of the amount calculated according to the formula in (a) or (b) below, whichever is applicable:

          (a) With respect to Participants who earn an Hour of Service on or after January 1, 2003:

                    (1) 1.25% of his Average Annual Salary multiplied by his
               number of years of Credited Service not in excess of 35 years;
               plus

                    (2) 0.5% of his Average Annual Salary in excess of Covered
               Compensation multiplied by his number of years of Credited Service not in excess of 35; plus

                    (3) 0.5% of his Average Annual Salary multiplied by his
               number of years of Credited Service in excess of 35.

          (b) With respect to Participants who fail to earn an Hour of Service on or after January 1, 2003:

                    (1) 1.1% of his Average Annual Salary multiplied by his
               number of years of Credited Service not in excess of 35 years;
               plus

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                    (2) 0.5% of his Average Annual Salary in excess of Covered
               Compensation multiplied by his number of years of Credited Service not in excess of 35; plus

                    (3) 0.5% of his Average Annual Salary multiplied by his
               number of years of Credited Service in excess of 35

          provided, however, that a Participant's Accrued Benefit shall never be less than his Frozen Retirement Benefit.

6.   Section 6.7(b)(2) is amended to read as follows:

          (2) "Eligible Retirement Plan" shall mean an individual retirement account described in Code Section 408(a); an individual retirement annuity described in Code Section 408(b); an annuity plan described in Code Section 403(a); an annuity contract described in Code Section 403(b); an eligible retirement plan under Code Section 457(b); or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution.

7.   Section 17.1(a) is amended to read as follows:

          (a) "Key Employee" shall mean any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Participating Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of a Participating Employer, or a 1-percent owner of a Participating Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

8.   The last sentences of Sections 17.1(c)(1) and (2) are deleted and a new
     Section 17.1(c)(4) is added to read as follows:

          (4) The value of account balances and the Present Value of Retirement Benefits of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the plan under Code
          Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year

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          period." The value of account balances and the Present Value of
          Retirement Benefits of any individual who has not performed services for any Participating Employer during the 1-year period ending on the Determination Date shall not be taken into account.

9. Effective January 1, 2003, the Plan is amended by the adoption of the Model Amendment under Rev. Proc. 2002-29, Minimum Distribution Requirements, to read as follows:

                                  ARTICLE XVIII
                 Model Amendment under Revenue Procedure 2002-29
                        Minimum Distribution Requirements

          18.1 General Rules.

          (a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          (b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

          (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

          18.2 Time and Manner of Distribution.

          (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

          (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                    (1) Distributions to the Surviving Spouse will begin by
               December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

                    (2) If the Participant's Surviving Spouse dies after the
               Participant but before distributions to the Surviving Spouse begin, this Section 18.2(b), other than Section 18.2(b)(1) will apply as if the Surviving Spouse were the Participant

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          For purposes of this Section 18.2(b) and Section 18.4, distributions are considered to begin on the Participant's Required Beginning Date. If annuity payments irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 18.2(b)(1), the date distributions are considered to begin is the date distributions actually commence.

          Form of Distribution. Unless the Participant's interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 18.3, and 18.4 of this Article.

          18.3 Determination of Amount to be Distributed Each Year.

          (a) General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

                    (1) the annuity distributions will be paid in periodic
               payments made at intervals not longer than one year;

                    (2) the distribution period will be over a life (or lives)
               not longer than the period described in Section 18.4;

                    (3) payments will either be nonincreasing or increase only as follows:

                         (i) by an annual percentage increase that does not
                    exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics; or

                         (ii) to pay increased benefits that result from a Plan
                    amendment.

          (b) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 18.2(b)(1) or (2) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's Required Beginning Date.

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          (c) Additional Accruals After First Distribution Calendar Year. Any
          additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

          18.4 Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

          (a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his interest begins and there is a designated Beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in Section 18.2(b)(1) or (2), over the life of the designated Beneficiary not exceeding:

                    (1) unless the Annuity Starting Date is before the first
               Distribution Calendar Year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

                    (2) if the Annuity Starting Date is before the first
               Distribution Calendar Year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year that contains the Annuity Starting Date.

          (b) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his interest begins, and the Surviving Spouse dies before distributions to the Surviving Spouse begin, this Section 18.4 will apply as if the Surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 18.2(b)(1).

          18.5 Definitions.

          (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.31 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

          (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains

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          the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 18.2(b).

          (c) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

          (d) Required Beginning Date. The date specified in Section 1.30 of the Plan.

10. Effective November 1, 2002, Appendix A shall be revised as follows:

                                   SCHEDULE A
                             Participating Employers

     Radian Group Inc.
     RadianExpress.com Inc.
     Radian Guaranty Inc.
     Radian Insurance Inc.
     Radian Reinsurance Inc.

     WITNESS WHEREOF, Radian Group Inc. has caused this Amendment No. 1 to be executed by its duly authorized party on this 30 day of Dec. 2002.

                                             Radian Group Inc.


                                              By: /s/ Howard S. Yaruss
                                                  ------------------------------
                                              Its: Executive Vice President
                                                   Secretary and General
                                                   Counsel

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